EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact: Fred Zinn, President and CEO
Phone: (914) 428-9098 Fax: (914) 428-4581
E Mail: Drew@drewindustries.com

DREW ACQUIRES NORTHWEST MANUFACTURER
OF RV FURNITURE AND MATTRESSES

White Plains, New York – January 31, 2011 – Drew Industries Incorporated (NYSE: DW), a leading supplier of components for recreational vehicles (RV) and manufactured homes, today reported that its wholly-owned subsidiary, Lippert Components, Inc., acquired the assets and business of Nampa, Idaho-based Home-Style Industries, and its affiliated companies (“Home-Style”). The purchase price of $7.25 million was paid from available cash, and Drew expects the acquisition of Home-Style to be immediately accretive to earnings.

Home-Style manufactures a full line of upholstered furniture and mattresses, primarily for towable recreational vehicles, in the Northwest market. Home-Style’s sales for 2010 were approximately $12 million. Lippert Components currently manufactures RV furniture and mattresses in Indiana through its Seating Technology division, which it acquired in July 2008, but does not serve the Northwest RV market, making Home-Style a strong strategic complement to Seating Technology.

“The acquisition of the assets and business of Home-Style represents another successful step in our long-term strategy of increasing our content per RV,” said Fred Zinn, Drew’s President and CEO. “Our strong balance sheet allowed us to complete this acquisition without incurring debt. With no debt and still more than $25 million in available cash, we have the resources to continue to pursue expansion opportunities that we believe will yield favorable returns on our investment.”

Randy Raptosh and Tony Doramus, the former owners of Home-Style, have agreed to provide assistance with the transition, and Terry Frisk, Home-Style’s, General Operations Manager has entered into an employment contract with Lippert Components. Frisk will continue to be responsible for Home-Style’s day-to-day operations.

“Home-Style has an excellent management team, and a great reputation in the RV market,” said Jason Lippert, CEO of Lippert Components. “The expanding Northwest RV market is particularly attractive to us, and acquiring the Home-Style business will allow us to quickly capture the leading market share for furniture and mattresses in that region. Our management team has done an outstanding job of integrating the operations of Seating Technology, while at the same time gaining market share and improving production efficiencies. Our goal is to achieve the same type of success with Home-Style.”

About Drew
Drew, through its wholly-owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes, including windows, doors, chassis, chassis parts, bath and shower units, axles, and upholstered furniture. In addition, Drew manufactures slide-out mechanisms and leveling devices for RVs, and trailers primarily for hauling boats. Currently, from 26 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s Common Stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release, and in our subsequent filings with the Securities and Exchange Commission.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials and other components, availability of credit for financing the retail and wholesale purchase of manufactured homes and recreational vehicles (“RVs”), availability and costs of labor, inventory levels of retail dealers and manufacturers, levels of repossessed manufactured homes and RVs, the disposition into the market by the Federal Emergency Management Agency (“FEMA”), by sale or otherwise, of RVs or manufactured homes purchased by FEMA, changes in zoning regulations for manufactured homes, sales declines in the RV or manufactured housing industries, the financial condition of our customers, the financial condition of retail dealers of RVs and manufactured homes, retention and concentration of significant customers, interest rates, oil and gasoline prices, and the outcome of litigation. In addition, national and regional economic conditions and consumer confidence affect the retail sale of RVs and manufactured homes.

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